UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 2, 2009

(Date of earliest event reported)

BIOPURE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15167	04-2836871
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11 Hurley Street, Cambridge, Massachusetts 02141

(Address of principal executive offices, including zip code)

(617) 234-6500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Item 7.01.	Regulation FD Disclosure

On March 2, 2009, the Company entered into a sale-leaseback arrangement for its processing facility in Pennsylvania. Under an Agreement for Sale of Real Estate between the Company and Spear Realty, LLC, the Company sold its land with a processing plant of approximately 18,000 square feet and the equipment and fixtures in the plant. The consideration was $1,429,500 in the form of cash and rent abatements in the initial years of the related lease. Simultaneously the same parties entered into a lease whereby the Company is leasing the property for an initial term of three years with renewal options for five additional terms of five years each. The Company also has the right to repurchase the equipment at the end of the initial term of the lease and a right of first refusal to repurchase the land and the plant. The lease is a “triple net” lease, and the monthly rental for the initial term is $6,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOPURE CORPORATION

Date: March 6, 2009	By:	/s/ Zafiris G. Zafirelis
Zafiris G. Zafirelis
Chief Executive Officer